Exhibit 4.1

                             SUBSCRIPTION AGREEMENT

                                       FOR

                           CIRCLE GROUP HOLDINGS, INC.


Circle Group Holdings, Inc.
1011 Campus Drive
Mundelein, IL 60060

Ladies and Gentlemen:

1.       Subscription.

               (a) The undersigned (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase a unit or units (each, a "Unit" and collectively, the "Units") from Circle Group Holdings, Inc., an Illinois corporation (the "Company"), at a purchase price of $25,000 per Unit. Each Unit consists of 40,323 shares of common stock, $.00005 par value per share (the "Common Stock" or "Shares"), of the Company. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, and the Confidential Private Placement Memorandum of the Company dated February 10, 2006, as amended or supplemented from time to time, including all documents incorporated by reference therein and all attachments, schedules and exhibits thereto (the "Memorandum"), relating to the offering (the "Offering") by the Company of a minimum of 40 Units ($1,000,000) (the "Minimum Amount") and a maximum of 200 Units ($5,000,000) (the "Maximum Amount").

               (b) Purchasers who invest at least $500,000 in the Offering will receive a warrant ("Warrants") to purchase 10% of the number of Shares purchased by such Purchaser, or 20% of the number of Shares purchased for Purchasers who invest at least $1,000,000 in the Offering. The Warrants shall be exercisable for a period of five years at an initial exercise price per share equal to $1.00 per Share.

               (c) The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used, but not otherwise defined herein, shall have the respective meanings provided in the Memorandum.

          2. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, "Signature Bank, Escrow Agent for Circle Group Holdings, Inc.," in the full amount of the purchase price of the Units being subscribed for. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement.

          3. Deposit of Funds. All payments made as provided in Section 2 hereof shall be deposited by the Company as soon as practicable with Signature Bank, as escrow agent (the "Escrow Agent") or such other escrow agent appointed by NSC and the Company, in a non-interest bearing escrow account (the "Escrow Account"). In the event that the Company does not succeed in receiving and accepting subscriptions for the Minimum Amount on or before May 10, 2006, subject to an extension to July 10, 2006 at the discretion of NSC and the Company, the Company will refund all of the Purchaser's subscription funds, without interest accrued thereon or deduction therefrom, and will return the subscription documents to the Purchaser. If the Company rejects a Purchaser's subscription, either in whole or in part (which decision is in the sole discretion of the Company), the rejected subscription funds or the rejected portion thereof will be returned promptly to the Purchaser without interest accrued thereon or deduction therefrom. The minimum subscription for a Purchaser in the Offering is one (1) Unit ($25,000); provided, however, that NSC and the Company, in their sole discretion, may waive such minimum subscription requirement from time to time.

          4. Acceptance of Subscription. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this or any other subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If Purchaser's subscription is rejected in whole, or the Offering is terminated or the Minimum Amount is not subscribed for and accepted, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If Purchaser's subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

          5. Representations and Warranties of the Purchaser. The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

               (a) None of the shares of Common Stock contained in the Units or the shares of Common Stock issuable upon exercise of the Warrant offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

               (b) The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, "Advisors"), have received the Memorandum and all other documents requested by the Purchaser or its Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Subscription Agreement;

               (c) Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved the Units or any of the shares of Common Stock issued by the Company or the shares of Common Stock issuable upon exercise of the Warrant, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority;

               (d)  All  documents,   records,   and  books  pertaining  to  the
investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by the Purchaser and its Advisors, if any;

               (e) The Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered by the Company in writing to the full satisfaction of the Purchaser and its Advisors, if any, and the Purchaser and its Advisors have had access, through the EDGAR system, to true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "10-KSB") and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, since the filing of the 10-KSB and prior to the date hereof and have reviewed such filings;

               (f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or as contained in documents so furnished to the Purchaser or its Advisors, if any, by the Company in writing;

               (g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

               (h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to NSC as described in the Memorandum or as otherwise described in the Memorandum);

               (i) The Purchaser, either alone or together with its Advisor(s), if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

               (j) The Purchaser is not relying on the Company, NSC or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors;

               (k) The Purchaser is acquiring the Units solely for such Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the shares of Common Stock included in the Units or the shares of Common Stock issuable upon exercise of the Warrants, and the Purchaser has no plans to enter into any such agreement or arrangement;

               (l) The purchase of the Units represents high risk capital and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Units. The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock contained in the Units and the shares of Common Stock underlying the Warrants, the registration rights described in the Registration Rights Agreement in the form annexed to the Memorandum. Notwithstanding such registration rights, it is not anticipated that there will be any market for resale of the shares of Common Stock contained in the Units, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, and such securities will not be freely transferable at any time in the foreseeable future;

               (m) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the shares of Common Stock contained in the Units, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants for an indefinite period of time;

               (n) The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum and, in particular, the matters under the caption "Risk Factors" therein, and, in particular, acknowledges that such risks may materially adversely affect the Company's results of operations and future prospects;

               (o) The Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act, and has truthfully and accurately completed the Accredited Investor Certification contained herein;

               (p) The Purchaser:  (i) if a natural person,  represents that the
Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription
Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

               (q) The Purchaser and its Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in their possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided by the Company in writing to the full satisfaction of the Purchaser and its Advisors, if any;

               (r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company or NSC is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and NSC immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

               (s) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in public companies and, in particular, public companies traded on the American Stock Exchange. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser's net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. This investment is a suitable one for the Purchaser;

               (t) The Purchaser is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make this investment;

               (u) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

               (v) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the offering of the Units which are in any way inconsistent with the information contained in the Memorandum;

               (w) Within five days after receipt of a request from the Company or NSC, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or NSC is subject;

               (x) The Purchaser's substantive relationship with NSC or subagent through which the Purchaser is subscribing for Units predates NSC's or such subagent's contact with the Purchaser regarding an investment in the Units;

               (y) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

               (z) The Purchaser acknowledges that neither the shares of Common Stock included in the Units nor the Warrants have been recommended by any Federal or state securities commission or regulatory authority. In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement. Any representation to the contrary is a criminal offense. The shares of Common Stock issued by the Company, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time; and

               (aa) (For ERISA plans only) The fiduciary of the ERISA plan (the "Plan") represents that such fiduciary has been informed of and understands the Company's investment objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates.

          6. Representations and Warranties of the Company. The Company hereby acknowledges, represents, warrants, and agrees as follows:

               (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which failure to do so would have a material adverse effect on the assets, business, properties, operations, financial condition or prospects of the Company; and

               (b) The execution and delivery of this Subscription Agreement, the Warrants and the Registration Rights Agreement and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other proceedings on the part of the Company are necessary. The person(s) executing this Subscription Agreement, the Warrants and the Registration Rights Agreement on behalf of the Company has all right, power and authority to execute and deliver such agreements in the name and on behalf of the Company. This Subscription Agreement, the Warrants and the Registration Rights Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the subscriber hereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          7. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, NSC and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

          8. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

          9. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

          10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          11. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units, the shares of Common Stock issued by the Company, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants shall be made only in accordance with all applicable laws.

          12. Applicable Law. This Subscription Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

          13.  Blue  Sky  Qualification.   The  purchase  of  Units  under  this
Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

         14. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

          15. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The
Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

          16. Miscellaneous.

               (a) This Subscription Agreement, together with the Warrants and the Registration Rights Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

               (b) Each of the Purchaser's and the Company's representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the shares of Common Stock contained in the Units, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants.

               (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

               (d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

               (e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

               (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

          17. Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the shares of Common Stock and Warrants to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate, but related agreement, were separately signed.



                        [REMAINDER OF THIS PAGE IS BLANK]

                       ANTI-MONEY LAUNDERING REQUIREMENTS


The USA PATRIOT Act                   What is money laundering?           How big is the problem and why is
                                                                          it important?
-------------------------------------- ----------------------------------- -----------------------------------
The USA PATRIOT Act is designed to    Money laundering is the process     The use of the U.S. financial
detect, deter, and punish             of disguising illegally obtained    system by criminals to facilitate
terrorists in the United States and   money so that the funds appear to   terrorism or other crimes could
abroad.  The Act imposes new          come from legitimate sources or     well taint our financial
anti-money laundering requirements    activities.  Money laundering       markets.  According to the U.S.
on brokerage firms and financial      occurs in connection with a wide    State Department, one recent
institutions.  Since April 24, 2002   variety of crimes, including        estimate puts the amount of
all brokerage firms have been         illegal arms sales, drug            worldwide money laundering
required to have new, comprehensive   trafficking, robbery, fraud,        activity at $1 trillion a year.
anti-money laundering programs.       racketeering, and terrorism.

To help you understand theses
efforts, we want to provide you
with some information about money
laundering and our steps to
implement the USA PATRIOT
Act.

What are we required to do to eliminate money laundering?

Under new rules required by the                                  As part of our required program,
USA PATRIOT Act, ouranti-money                                   we may ask you to provide various
laundering program must designate a                              identification documents or other
special compliance officer, set up                               information. Until you provide
employee training,  conduct                                      the information or documents we
independent audits, and establish                                need, we may not be able to effect
policies and procedures to detect                                any transactions for you.
and report suspicious transaction
and ensure compliance with
the new laws.

                           CIRCLE GROUP HOLDINGS, INC.
                            OMNIBUS SIGNATURE PAGE TO
            SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

Purchaser hereby elects to purchase a total of _____ Units at a price of $25,000 per Unit (NOTE: to be completed by the Purchaser).


Date (NOTE: To be completed by the Purchaser): __________________, 2006

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

         ----------------------------       ------------------------------
         Print Name(s)                               Social Security Number(s)

         ---------------------------        ------------------------------
         Signature(s) of Purchaser(s)                Signature

         ----------------------------       ------------------------------
         Date                                        Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or
TRUST:

         ----------------------------       ------------------------------
         Name of Partnership,                        Federal Taxpayer
         Corporation, Limited                        Identification Number
         Liability Company or Trust

         By:_________________________       ______________________________
               Name:                                 State of Organization
               Title:

         ----------------------------       ------------------------------
         Date                                        Address



CIRCLE GROUP HOLDINGS, INC.



By:      __________________________
         Authorized Officer

                                    EXHIBIT A
                                 --------------

                              FORM OF SUBSCRIPTION
                             ----------------------

                   (To be signed only on exercise of Warrant)



To:      CIRCLE GROUP HOLDINGS INC.

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to (a) purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of
Section 5 of such Warrant.

     Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:


                     _____________________________________
                                     (Name)

                     _____________________________________
                     _____________________________________
                                    (Address)

     The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

               _________________________________________________________________
               (Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

               _________________________________________________________________
               (Print Name)

               _________________________________________________________________
               _________________________________________________________________
               (Address)

Dated:

                                    EXHIBIT B
                                   -----------

                               FORM OF ASSIGNMENT
                              --------------------

     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
       -------------------------------------------------------------------------
                        (Please Print)
Address:
          ----------------------------------------------------------------------
                        (Please Print)

Dated:  __________, 20__

Holder's
Signature:
          -----------------------------------------------------------

Holder's
Address:
          -----------------------------------------------------------



NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.